EXHIBIT 10.17

THIRD AMENDMENT TO CREDIT AGREEMENT

     This Third Amendment (the “Third Amendment”) dated as of September 28, 2001 amends that certain $120,000,000 Multi-Currency Revolving Credit Agreement dated as of January 9, 1998 among American Management Systems, Incorporated (as a Borrower and the Guarantor), various other Borrowers, the Lenders named therein and Bank of America, N.A., formerly NationsBank, N.A., as Administrative Agent, and Wachovia Bank, N.A., as Documentation Agent, as amended by a certain First Amendment to Credit Agreement dated as of March 16, 1998 and a certain Second Amendment to Credit Agreement dated as of March 21, 2001, and as further modified by a certain Waiver and Agreement dated as of July 25, 2001 (such Credit Agreement, as amended or modified by such amendments and such waiver and agreement, being referred to as the “Agreement”).

     WHEREAS, the Borrowers and the Guarantor have requested that the Lenders amend certain provisions of the Agreement, and the Lenders are willing to amend the Agreement as herein provided;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Borrowers, the Guarantor and the Lenders agree as follows:

     1.     Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

     2.     EBILTDA. The definition of “EBILTDA” in Section 1.1 of the Agreement shall be amended by adding the following sentences and adjustment table at the end of such definition:

In addition, for the purposes of Section 5.2(b) hereof only, the amount of EBILTDA computed with respect to any four-fiscal-quarter period that includes any fiscal quarter described in the adjustment table below shall be increased by adding back to the amount otherwise calculated in accordance with the definition of EBILTDA the amount of restructuring and special charges set forth opposite such included fiscal quarter in the following adjustment table. If a four-fiscal-quarter period includes more than one fiscal quarter described in such table, the amount of EBILTDA computed with respect to such four-quarter-period shall be increased by the aggregate amount of restructuring and special charges set forth opposite each such included fiscal quarter.

Adjustment Table

Fiscal Quarter Ending	Restructuring and Special Charges

March 31, 2001	$13,800,000
June 30, 2001	$16,100,000
September 30, 2001	The amount, not to exceed $14,000,000,
recorded as restructuring charges for the
fiscal quarter ended September 30, 2001.

Without limiting the generality of the introduction to the preceding adjustment table, the parties acknowledge that the adjustments to EBILTDA set forth in such table shall not apply in determining the ratio of EBILTDA to Interest and Lease Charges for purposes of the definition of “Applicable Rate.”

     3.     Fixed Charge Coverage Ratio. Section 5.2(b) of the Credit Agreement is amended in its entirety so that as amended it shall read as follows:

(b) Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter for the four fiscal quarters ending on such date, a ratio of EBILTDA to Interest and Lease Charges of not less than (i) 2.25 to 1.0 as of December 31, 1997 and March 31, 1998, (ii) 2.5 to 1.0 as of June 30, 1998 and as of the last day of each fiscal quarter thereafter through September 30, 2001, (iii) 2.375 to 1.0 as of December 31, 2001, March 31, 2002 and June 30, 2002, and (iv) 2.5 to 1.0 as of September 30, 2002 and as of the last day of each fiscal quarter thereafter.

     4.     Conditions Precedent. The effectiveness of this Consent Agreement shall be subject to fulfillment of the following conditions:

(a) The Administrative Agent shall have received an original of this Consent Agreement executed by AMS (as Borrower and as Guarantor), each of the other Borrowers and the Required Lenders; and

(b) AMS shall have paid to the Administrative Agent and each Lender all amounts required to be paid to such Persons pursuant to the fee letter dated September 28, 2001 between Bank of America, N.A. and AMS.

     5.     Acknowledgement of Guarantor. The Guarantor affirms its obligations under the Guaranty and consents to this Third Amendment.

     6.     Representations and Warranties. Each Borrower represents and warrants to the Agents and each Lender as follows:

              6.1     Existence. Each of the Borrower and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the Laws of the nation in which it is organized and any political subdivision thereof, and is duly qualified to do business and in good standing in each other nation and any political subdivision thereof where the nature or extent of its business activities requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Materially Adverse Effect.

              6.2     Power and Authority. Each of the Borrower and its Subsidiaries has all requisite power and authority to own or lease its properties, conduct its business as now conducted and to execute and deliver the Third Amendment and to perform the Agreement as amended hereby.

              6.3     Authorization and Enforceability. The execution, delivery and performance of the Third Amendment have been duly authorized by all necessary corporate or partnership action of each of the Borrower and its Subsidiaries and require no consent of any Person which has not been obtained, and the Third Amendment constitutes, and the Agreement as amended hereby constitutes, valid and binding obligations of each of the Borrower and its Subsidiaries party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

              6.4     No Violation. The execution, delivery and performance of the Third Amendment does not and will not violate any Borrower’s or any of its Subsidiaries’ charter, bylaws, partnership agreement or other organizational documents, any Laws applicable to such Borrower or any of its Subsidiaries or any agreement to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries is bound, except for violations of Laws or agreements which could not reasonably be expected to have a Materially Adverse Effect.

              6.5     No Default. As of the date of this Third Amendment, no Default Condition or Event of Default has occurred and is continuing under the Agreement which has not been waived.

     7.     Cost and Expenses. AMS shall pay all reasonable out-of-pocket costs, fees and expenses of the Administrative Agent incident to this Third Amendment, including the reasonable fees, out-of-pocket expenses and other disbursements of Smith Helms Mulliss & Moore, L.L.P., counsel for the Administrative Agent, in connection with this Third Amendment.

     8.     Reaffirmation. Except as otherwise expressly amended by this Third Amendment, the Agreement is and shall continue to be in full force and effect in accordance with its terms. The parties hereto further agree that each reference in any Loan Document to the

“Agreement” or the “Loan Agreement” shall be deemed to refer to the Agreement as amended by this Third Amendment and as it may be amended, modified, supplemented, restated, renewed or extended from time to time hereafter.

     9.     Miscellaneous.

              9.1     Governing Law. This Third Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

              9.2     No Novation. The transactions described herein do not constitute, and should not be construed to be, a novation of any indebtedness outstanding under the Agreement.

              9.3     Successors and Assigns. This Third Amendment shall be binding upon, inure to the benefit of and be enforceable by the Borrowers, the Guarantor, the Agents, the Lenders and their respective successors and permitted assigns.

              9.4     Invalidity. If any provision of this Third Amendment shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

              9.5     Counterparts. This Third Amendment may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, each Borrower, the Guarantor and the Lenders parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED, as Borrower and Guarantor

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMS MANAGEMENT SYSTEMS DEUTSCHLAND GmbH, as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMS MANAGEMENT SYSTEMS EUROPE S.A./N.V., as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMS MANAGEMENT SYSTEMS U.K. Ltd., as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMS MANAGEMENT SYSTEMS CANADA INC., as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMSY MANAGEMENT SYSTEMS NETHERLANDS, B.V., as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

NORDIC BUSINESS MANAGEMENT SYSTEMS AB, as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMS MANAGEMENT SYSTEMS AUSTRALIA PTY. LIMITED, as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMS MANAGEMENT SYSTEMS (SWITZERLAND) AG, as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMS MANAGEMENT SYSTEMS ITALIA S.p.A., as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMS MANAGEMENT SYSTEMS FRANCE S.A., as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMS MANAGEMENT SYSTEMS POLAND Sp. Z O.O., as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMERICAN MANAGEMENT SYSTEMS PORTUGAL-CONSULTORIA E DESENVOLVIMENTO DE SOFTWARE, SOCIEDADE UNIPESSOAL IDA, as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

AMS MANAGEMENT SYSTEMS ESPAÑA, S.A., as Borrower

By: /s/ Frank A. Nicoli Title: Director Date: 9/28/01

COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF  ________________

     The foregoing instrument was acknowledged before me in my jurisdiction aforesaid this ___ day of ____________ , ____________ by __________________, who is ____________________ of AMS Management Systems Espana, S.A., for and on behalf of the corporation.

___________________________ Notary Public

My commission expires: _____________________

BANK OF AMERICA, N.A., as Administrative Agent and Lender

By: /s/ John E. Williams Title: Managing Diector Date: 10/1/01

WACHOVIA BANK, N.A., as Documentation Agent and Lender

By:
Title:
Date:

BANK OF TOKYO - MITSUBISHI TRUST COMPANY, as Lender

By: /s/ Pamela Donnelly Title: Vice President Date: 9/28/01

COMERICA BANK, as Lender

By: /s/ Jeff Lafferty Title: Account Representative Date: 9/28/01

KBC BANK N.V., as Lender

By: /s/ Robert Snauffer /s/ Sean O’Brien Title: First Vice President, Assistant Vice President Date: ____________________________